FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                         the Securities Act of 1934


                Date of Report (Date of earliest event reported)
                               March 6, 1995



                            LIBERTY BANCORP, INC.


   Oklahoma                        0-12709                    73-1218204
(State or other                  (Commission               (I.R.S. Employer
jurisdiction of                  File Number)            Identification Number)
 incorporation)



                              100 North Broadway
                            Oklahoma City, OK 73102
                    (Address of principal executive offices)
                                  (Zip Code)

                               (405) 231-6000
- -




ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Since 1971, Ernst & Young LLP, independent public accountants, served as the independent auditors of certain subsidiaries (principally Liberty Mortgage Company and subsidiaries, "LMC") of Liberty Bancorp, Inc. (the "Company"). LMC is an operating subsidiary of Liberty Bank and Trust Company of Oklahoma City, N.A. On March 6, 1995 that firm's appointment as independent auditor of LMC terminated and Arthur Andersen LLP, the Company's principal accountant since 1971, was engaged as independent auditor for LMC. In its reports on the consolidated financial statements of the Company, Arthur Andersen LLP expressed reliance on the reports of Ernst & Young LLP. The decision to change accountants was approved by the audit committee of the board of directors.

In connection with the audits of the consolidated financial statements of LMC for the two years ended December 31, 1994, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their opinion or reports.

The audit reports of Ernst & Young LLP on the consolidated financial statements of LMC as of and for the years ended December 31, 1994 and 1993 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Ernst & Young LLP is attached as Exhibit 16.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed as a part of this report

Exhibit                             Description
- -------     -------------------------------------------------------------------
  16        Letter from Ernst & Young LLP




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      LIBERTY BANCORP, INC.


                                      /S/ Mischa Gorkuscha
                                      -------------------------
                                      Mischa Gorkuscha
                                      Senior Vice-President and
                                        Chief Financial Officer


Dated March 6, 1995


                                EXHIBIT 16

March 8, 1995

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 6, 1995, for Liberty Mortgage Company, a subsidiary of Liberty Bancorp, Inc., and are in agreement with the statements contained therein.

                                   Ernst & Young LLP